UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2011
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices, including zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On July 19, 2011, Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Citrus Merger Agreement”) with Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”). The Amended Citrus Merger Agreement modifies certain terms of the Agreement and Plan of Merger entered into by the Partnership and ETE on July 4, 2011. Pursuant to the terms of that certain Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011 (the “ETE/SUG Second Amended Merger Agreement”), by and among ETE, Sigma Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of ETE, and Southern Union Company, a Delaware corporation (“SUG”), immediately prior to the effective time of ETE’s merger with SUG (the “ETE/SUG Merger”), ETE will assign and SUG will assume the benefits and obligations of ETE under the Amended Citrus Merger Agreement.
     Under the Amended Citrus Merger Agreement it is anticipated that SUG will cause the contribution to the Partnership of a 50% interest in Citrus Corp., which owns 100% of the Florida Gas Transmission pipeline system and is currently jointly owned by SUG and El Paso Corporation (the “Citrus Dropdown”). The Citrus Dropdown will be effected through the merger of Citrus ETP Acquisition, L.L.C., a Delaware limited liability company and wholly owned subsidiary of the Partnership, with and into CrossCountry Energy, LLC, a Delaware limited liability company and wholly owned subsidiary of SUG that indirectly owns a 50% interest in Citrus Corp. (“CrossCountry”). In exchange for the interest in Citrus Corp., SUG will receive approximately $2.0 billion, consisting of $1.895 billion in cash and $105 million of the Partnership’s common units, with the value of such common units based on the volume-weighted average trading price for the ten consecutive trading days ending immediately prior to the date that is three trading days prior to the closing date of the Citrus Dropdown. ETE owns the Partnership’s general partner, all of the Partnership’s incentive distribution rights and approximately 50.2 million of the Partnership’s common units. In order to increase the expected accretion to be derived from the Citrus Dropdown, ETE has agreed to relinquish its rights to approximately $220 million of the incentive distributions from the Partnership that ETE would otherwise be entitled to receive over 16 consecutive quarters following the closing of the transaction.
     The Conflicts Committee (the “ETP Conflicts Committee”) of the Board of Directors (the “ETP Board”) of Energy Transfer Partners, L.L.C. (“ETP LLC”), the general partner of the Partnership’s general partner, consisting of three of the ETP Board’s independent directors, determined that the Citrus Dropdown is fair and reasonable to, and in the best interest of, the Partnership and the unaffiliated unitholders of the Partnership and approved the Citrus Dropdown. A special committee and a conflicts committee of the Board of Directors (the “ETE Board”) of LE GP, LLC, the general partner of ETE, recommended approval of the Citrus Dropdown to the ETE Board and the ETE Board approved the Citrus Dropdown.
     The Amended Citrus Merger Agreement includes customary representations, warranties and covenants of the Partnership and ETE (including representations, warranties and covenants relating to SUG, CrossCountry and certain of CrossCountry’s affiliates). Subject to certain exceptions, ETE has also agreed not to, among other things, amend, supplement, restate or otherwise modify the ETE/SUG Second Amended Merger Agreement or agree to, grant or permit to exist any waiver of a condition, covenant or other provision in the ETE/SUG Second Amended Merger Agreement if such waiver would be adverse to the Partnership’s interest in the Citrus Dropdown or would be reasonably likely to prevent or materially delay the consummation of the transactions contemplated by the Amended Citrus Merger Agreement. Additionally, without the Partnership’s prior approval, ETE has agreed not to approve certain actions by CrossCountry and certain of its affiliates.
     Consummation of the Citrus Dropdown is subject to customary conditions, including, without limitation: (i) satisfaction or waiver of the closing conditions set forth in the ETE/SUG Second Amended Merger Agreement, (ii) the receipt by the Partnership of any necessary waivers or amendments to its credit agreement, (iii) the amendment of the Partnership’s partnership agreement to reflect the agreed upon relinquishment by ETE of incentive distributions from the Partnership discussed above, and (iv) the absence of any order, decree, injunction or law prohibiting or making the consummation of the transactions contemplated by the Amended Citrus Merger Agreement illegal. The Amended Citrus Merger Agreement contains certain termination rights for both the Partnership and ETE, including, among others, the right to terminate if the Citrus Dropdown is not completed by December 31, 2012 or if the ETE/SUG Second Amended Merger Agreement is terminated.

     Pursuant to the Amended Citrus Merger Agreement, ETE has granted the Partnership a right of first offer with respect to any disposition by ETE or SUG of Southern Union Gas Services, a subsidiary of SUG that owns and operates a natural gas gathering and processing system serving the Permian Basin in West Texas and New Mexico.
     A copy of the Amended Citrus Merger Agreement is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Amended Citrus Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Citrus Merger Agreement.
     The Amended Citrus Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the Partnership, ETE, SUG, CrossCountry or any of its affiliates and should not be relied on by any other person or entity for any purposes. The Amended Citrus Merger Agreement contains representations and warranties of the Partnership, ETE, SUG, CrossCountry and its affiliates made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Partnership and ETE and may be subject to important qualifications and limitations agreed to by the Partnership or ETE in connection with the negotiated terms, which qualifications and limitations are not necessarily reflected in the Amended Citrus Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to unitholders or may have been used for purposes of allocating risk between the Partnership and ETE rather than establishing matters as fact.

Item 3.02	Unregistered Sale of Equity Securities.
     The information set forth under Item 1.01 above is incorporated herein by reference. The private placement of common units issued to SUG pursuant to the Amended Citrus Merger Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof as well as Regulation D thereunder.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description of the Exhibit
2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and between Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

Date: July 20, 2011	By:	/s/ Martin Salinas, Jr. Martin Salinas, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, by and between Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.